UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2008

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 22, 2008, XOMA Ltd. (“XOMA”) agreed to sell to Azimuth Opportunity Ltd. (“Azimuth”) 4,022,526 of our common shares, at an average price of approximately $0.7458 per share, resulting in gross proceeds of $3,000,000. The sale of common shares will be made pursuant to our previously announced $60.0 million equity line of credit arrangement with Azimuth and is expected to close on or about December 24, 2008. The entry into the equity line of credit arrangement with Azimuth was disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008	XOMA LTD.

By: /s/ Christopher J. Margolin
Name: Christopher J. Margolin
Title: Vice President, General Counsel and Secretary